Exhibit 10(ii)

AMENDMENT NO. 1 TO

STOCK PURCHASE AGREEMENT

This AMENDMENT NO. 1 (this “Amendment”) to that certain Stock Purchase Agreement, dated as of March 7, 2019 (the “Agreement”), by and between Brickell Insurance Holdings LLC, a Delaware limited liability company, as buyer (“Buyer”), and Springleaf Finance Corporation, an Indiana corporation, as seller (“Seller”), is made and entered into by and between Buyer and Seller (collectively, the “Parties”) as of November 29, 2019. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

BACKGROUND

WHEREAS, the Agreement requires that Buyer prepare, assemble and file with the Texas Department of Insurance an application seeking the approval of the Texas Department of Insurance of Buyer’s acquisition of control of the Company;

WHEREAS, Buyer filed such application with the Texas Department of Insurance on April 12, 2019;

WHEREAS, the Texas Department of Insurance has indicated that its review of the application remains ongoing;

WHEREAS, the End Date was extended by the Buyer on September 19, 2019 to November 29, 2019; and

WHEREAS, given the ongoing review of the application by the Texas Department of Insurance, the Parties desire to amend the Agreement in the manner set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

AGREEMENT

Section 1. The Closing and Effective Time. Section 2(c) of the Agreement is hereby replaced in its entirety with the following:

(c)        The Closing and Effective Time. Unless this Agreement shall have been terminated pursuant to Section 10, and subject to the satisfaction or waiver of each of the conditions set forth in Section 7, the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place commencing at 11:00 a.m. Central Time on (i) the last Business Day of the month in which all the conditions set forth in Section 7 have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing) shall have been so satisfied or waived in accordance with this Agreement (the “Condition Satisfaction”) or (ii) if the Condition Satisfaction occurs less than two (2) Business Days prior to the last Business Day of such month and the Parties do not have prior notice that the Condition Satisfaction is reasonably likely to occur during such period, then the Closing shall take place on the last Business Day of the month immediately following the month in which the Condition Satisfaction occurs, in each case unless another date, time or place is agreed to in writing by the Parties. The day on which the Closing actually takes place is referred to herein as the “Closing Date;” provided that, for purposes of the Closing Balance Sheets and any amounts calculated therefrom, the “Closing Date” shall be deemed to be, and the transactions contemplated hereby will be deemed to have occurred at, 11:59 p.m., Central Time, on the last calendar day of the month in which the Closing occurs. The Closing may, with the consent of the Parties, take place by delivery and exchange of documents by facsimile or email transmission with originals to follow by overnight courier.

Section 2. End Date. Section 10(a)(ii) of the Agreement is hereby replaced in its entirety with the following:

(ii)        the Buyer or the Seller may terminate this Agreement by giving written notice to the other Party at any time prior to the Closing in the event that the Closing shall not have occurred on or before December 31, 2019 (the “End Date”) unless the failure of the Closing to occur results from the failure of the Party seeking to terminate this Agreement to materially perform each of its obligations under this Agreement required to be performed by it on or prior to the Closing Date;

Section 3. Miscellaneous.

3.1          Effect of Amendment. The execution, delivery and effectiveness of this Amendment shall not constitute a waiver or amendment of any provision of the Agreement, except as specifically set forth herein. This Amendment is intended to amend the Agreement as specifically set forth herein and in the event of any conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall govern.

3.2          Counterparts. This Amendment may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Party. Each Party may deliver its signed counterpart of this Amendment to the other Party by means of electronic mail or any other electronic medium utilizing image scan technology, and such delivery will have the same legal effect as hand delivery of an originally executed counterpart.

3.3        Severability. Whenever possible, each provision or portion of any provision of this Amendment will be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision or portion of any provision of this Amendment is held to be invalid, illegal or unenforceable in any respect under any Applicable Law in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Amendment will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

3.4        Captions. Section captions used in this Amendment are for convenience only, and shall not affect the construction of this Amendment.

3.5        References. Any reference to the Agreement contained in any notice, request, certificate, or other document executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall otherwise require. Reference in any of this Amendment or the Agreement shall be a reference to the Agreement as amended hereby and as further amended, modified, restated, supplemented or extended from time to time.

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IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

BRICKELL INSURANCE HOLDINGS LLC

By:	/s/ Steven W. Pasko
Name:
Title:

SPRINGLEAF FINANCE CORPORATION

By:	/s/ Ron Neal
Name: Ron Neal
Title: VP / SMD

[Signature Page to Amendment No.1 to the Stock Purchase Agreement]